Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-108735, No. 333-102946 and No. 333-138264 of Merchants and Manufacturers Bancorporation, Inc. of our reports dated March 15, 2007, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appears in this Annual Report on Form 10-K of Merchants and Manufacturers Bancorporation, Inc. as of December 31, 2006.

s/ McGladrey & Pullen, LLP

Madison, Wisconsin
March 15, 2007